Exhibit 32.1

CERTIFICATION
FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Petroleum Development Corporation (the "Company") on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James M. Trimble	November 3, 2011
James M. Trimble
President and Chief Executive Officer

/s/ Gysle R. Shellum	November 3, 2011
Gysle R. Shellum
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Petroleum Development Corporation and will be retained by Petroleum Development Corporation and furnished to the Securities and Exchange Commission or its staff upon request.